                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 1, 1999 included in MGM Grand, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada

July 20, 1999